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                                                                    Exhibit 5.01

                                                              September 12, 1997



Concord Communications, Inc.
33 Boston Post Road West
Marlboro, MA  01752

     Re:  Registration Statement on Form S-1
          Relating to 2,900,000 Shares of Common Stock

Dear Sir or Madam:

     This opinion relates to an aggregate of 2,900,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Concord Communications, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 8, 1997 (the "Registration Statement"). Such shares, together with any shares of Common Stock registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (a "462(b) Registration Statement"), are collectively referred to as the "Shares."

     The 2,900,000 shares of Common Stock covered by the Registration Statement consist of 2,300,000 shares being sold by the Company, 600,000 shares being sold by certain securityholders of the Company (the "Selling Stockholders") and 435,000 shares subject to an over-allotment option granted to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

     The issuance and sale of the Shares registered pursuant to the Registration Statement have been duly authorized by the Company and the issuance and sale of the Shares registered pursuant to a 462(b) Registration Statement will have been duly authorized by the Company prior to their issuance and sale. The Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement between the Company and the Underwriters named therein (in the form of Exhibit 1.01 to the Registration Statement), will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."



                                          Very truly yours,




                                       /S/ TESTA, HURWITZ & THIBEAULT, LLP